EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Document Capture Technologies, Inc. (formerly known as Sysview Technology, Inc.) on Form SB-2 of our report dated March 29, 2007, appearing in this Registration Statement on the financial statements as of and for the years ended December 31, 2006 and 2005. We also consent to the reference to us under the heading "Experts" in this registration statement.

/s/ Clancy and Co., P.L.L.C.
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Clancy and Co., P.L.L.C.
Scottsdale, Arizona

January 17, 2008